Exhibit 99.2

KFORCE AND HALL KINION ANNOUNCE EXECUTION OF MERGER AGREEMENT

Contacts

At Kforce Inc.:

Michael Blackman — 813.552.2927

V.P., Investor Relations

At Hall, Kinion & Associates, Inc.:

Martin Kropelnicki — 415.895.2200

V.P. and CFO

TAMPA, FL and NOVATO, CA — December 2, 2003 — Kforce Inc. (NASDAQ: KFRC) and Hall, Kinion & Associates, Inc. (NASDAQ: HAKI), announced that they have executed an Agreement and Plan of Merger today. The merger, which is to be accomplished through a stock-for-stock exchange, is expected to further establish Kforce as a premier provider of professional staffing and will provide candidates and clients with expanded market presence and an enhanced ability to provide the right match.

The combined companies will operate from approximately 80 offices in 45 markets. As of today, the combined annual revenue run rate is in excess of $650 million with approximately 1,400 staff and 8,000 consultants on assignment at over 3,000 clients.

“This merger is about the combined capabilities of two organizations focused on delivering the right match through exceptional customer service to our clients and candidates,” said David L. Dunkel, Chairman and Chief Executive Officer of Kforce Inc. “We expect shareholders to gain from the diversity of revenues and increased earnings momentum. Clients and candidates will benefit from one of the most extensive professional staffing firms in the nation with a strong commitment to exceptional service. Hall Kinion® brings a very talented and entrepreneurial team that shares Kforce’s belief that great people equal great results. We welcome Hall Kinion into the Kforce family.”

“Joining Kforce is a great opportunity for our shareholders, our customers and our employees alike,” stated Brenda C. Rhodes, Chairman and Chief Executive Officer of Hall Kinion. “Our shareholders will participate in the expected overall growth of the combined entity. Our customers will continue to receive the level of exceptional customer service they have come to expect while benefiting from the expanded Kforce line of staffing services. Our employees will benefit from the enhanced career opportunities that come from being part of a larger organization. We are very excited to become part of the Kforce team.”

Stronger Market Presence

“Brenda Rhodes and her management team at Hall Kinion have built a highly successful business that has grown organically and through successfully integrated acquisitions. Their talented sales professionals with their commitment to deliver exceptional service will be an excellent match with our sales team and culture. We believe our complementary strengths in technology and financial services, products and clientele will provide opportunities for growth and cross-selling across the client spectrum,” Dunkel added.

“The Hall Kinion brand is highly regarded in IT staffing and particularly in serving clients on the West Coast. Their sales professionals have developed expertise and resources in products and geographies that are complementary to ours. Together, this will result in an IT staffing capability that will more effectively differentiate our value proposition,” Dunkel stated.

“Hall Kinion’s OnStaff® division, which is active in consumer finance and mortgage driven clients, will complement our finance and accounting teams with little overlap. We believe the combination will provide both business units the platform to satisfy clients and candidates with an expanded portfolio of product offerings to achieve the right match. We expect OnStaff will continue to manage its business by investing in and introducing new products and services that leverage its existing infrastructure,” Dunkel continued.

Improved Revenues and Earnings

“We believe the combined company will feature higher revenue levels and improved earnings momentum. We also believe the merger will allow Kforce, which has emerged in recent years as a leader in creating operating leverage as evidenced by Kforce’s industry leading DSO’s (days sales outstanding) and SGA expense levels, to continue to apply this expertise at scale,” said Bill Sanders, Chief Operating Officer. “Furthermore, we believe that economies of scale, process improvements and the elimination of public company and other administrative costs will result in significant overall cost savings and will improve cash flow. We expect no sales associates to be eliminated as a result of the transaction. Also, a number of corporate opportunities may be available to those willing to relocate to Tampa.”

“The merger should be accretive in 2004. We expect the integration to be completed in the first half of 2004 and thereafter to contribute to the earnings momentum that we have created this year,” Sanders stated.

“Additionally, we believe the proposed transaction has the potential to offer substantial value creation for the shareholders of both companies. The merger will improve Kforce’s liquidity and trading fundamentals creating a stronger public company with better capital market access,” Sanders added.

Financial Terms and other Information

Under the terms of the merger agreement, Kforce will acquire all of the shares of Hall Kinion in exchange for shares of Kforce common stock. The definitive exchange ratio is dependent upon the average of the closing prices of Kforce common stock for the 15 trading days ending on and including the third trading day prior to the closing date (such average is referenced herein as the “Kforce stock market value”). If the Kforce stock market value is equal to or greater than $7.09, but less than $9.60, then the exchange ratio will equal .60, which will result in Hall Kinion stockholders owning approximately 19.5% of the fully-diluted outstanding shares of Kforce common stock following the merger. If the Kforce stock market value is equal to or greater than $9.60, then the exchange ratio will be $5.75 divided by the Kforce stock market value. If the Kforce stock market value is less than $7.09, then the exchange ratio will be $4.25 divided by the Kforce stock market value. Kforce may elect to terminate the merger agreement if Hall Kinion’s consolidated revenues for the fourth quarter of 2003 are below $34 million or if the Kforce average closing stock price remains below $6.00 for 15 consecutive trading days at any time prior to the closing. The proposed transaction requires and is subject to the approval by both Kforce shareholders and Hall Kinion shareholders and certain regulatory clearances, including effectiveness of a registration statement registering the common stock to be issued to Hall Kinion shareholders and other customary closing conditions. The merger has been unanimously approved by the boards of directors of both Kforce and Hall Kinion. Lehman Brothers provided a fairness opinion to Kforce in this transaction, while Robert W. Baird & Co. Incorporated advised and provided a fairness opinion to Hall Kinion.

Kforce intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of Kforce and Hall Kinion in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the Kforce shareholders and Hall Kinion shareholders. Investors and shareholders of Kforce and Hall Kinion are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Kforce, Hall Kinion and the transaction. Any offer of securities will only be made pursuant to the proxy statement/prospectus. Shareholders and other investors may obtain a free copy of the joint proxy statement/prospectus when it is available at the SEC’s Web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from Kforce by directing such requests to Michael Blackman, or from Hall Kinion by directing such requests to Martin Kropelnicki.

Kforce, Hall Kinion and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of Kforce and Hall Kinion with respect to the transactions contemplated by the merger agreement. A description of any interests that Kforce’s or Hall Kinion’s directors and executive officers have in the proposed merger will be available in the joint proxy statement/prospectus. Information regarding Hall Kinion’s officers and directors is included in Hall Kinion’s Proxy Statement for its 2003 Annual Meeting of Stockholders filed with the SEC on April 11, 2003. Information regarding Kforce’s officers and directors is included in Kforce’s Proxy Statement for its 2003 Annual Meeting of Stockholders filed with the SEC on April 21, 2003. These proxy statements are available free of charge at the SEC’s Web site at http://www.sec.gov and from Hall Kinion and Kforce.

Conference Call

In conjunction with this announcement, the companies are hosting a conference call on December 3, 2003, at 8:30 a.m. EST, to discuss the proposed transaction. Access to the call is available by dialing 706-679-8240 and entering the conference call pass code: 5522927. Access is also available via Kforce’s Web site: www.kforce.com and Hall Kinion’s Web site: www.hallkinion.com. A replay of the conference call will be available from 10:30 a.m. EST, Wednesday, December 3 through midnight December 31, 2003. To access the conference call replay please dial 706-645-9291 and enter conference ID # 4244480.

About Kforce Inc.

Kforce Inc. (NASDAQ: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of information technology, finance & accounting, pharmaceutical, healthcare and scientific. Backed by more than 1,000 staffing specialists, Kforce operates in more than 40 markets in the United States. For more information, please visit Kforce’s Web site at www.kforce.com.

About Hall, Kinion & Associates, Inc.

Hall, Kinion & Associates, Inc., The Talent Source® for specialized professionals delivers world-class talent on a contract and full-time basis to high-demand sectors. Hall Kinion finds, evaluates and places industry-specific Technology and Corporate Professionals.

Founded in 1991, Hall Kinion completed its initial public offering in 1997. Hall Kinion operates two divisions, both of which provide consultants and direct-hire talent: the Technology Professional Division places highly-skilled experts in positions ranging from software engineering to CTO into technology, financial services, healthcare, government and energy sectors; and the Corporate Professional Services Division (OnStaff) places specialists at all levels into real estate, financial services and healthcare sectors. For the most current corporate and financial information, visit Hall Kinion’s Web site at www.hallkinion.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. In particular, statements of expected synergies, accretion, projected results of operations, revenue run-rate and cash flow, timing of closing and execution of integration plans are all forward-looking statements. Kforce and Hall Kinion undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Although Kforce and Hall Kinion believe that the assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that their assumptions and expectations will prove to have been correct. Readers are cautioned not to place undue reliance on these forward-looking statements. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for Kforce’s Health and Life Sciences, Finance and Accounting and Information Technology Groups, as well as the market for search and flexible staffing assignments; and shifts in demand for Hall Kinion’s Technology Professional Division and Corporate Professional Services Division; changes in the service mix; ability of the companies to complete this merger; the ability of Kforce to successfully integrate this merger; and the risk factors listed from time to time in Kforce’s and Hall Kinion’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing.